Exhibit 99.1

Danimer Scientific, a Next Generation Bioplastics Company,
Announces Fourth Quarter and Full Year 2020 Results

- Completed Phase I Facility Expansion Helping Drive a 46% Increase in Full Year Revenue -

- Accelerating Growth from Intense Demand by Blue Chip Multinational Customers -

- Announced Planned Doubling of Greenfield Facility to Further Capture Market Opportunity -

- Completed Merger with Live Oak Acquisition Corp. in December 2020, Resulting in $380 Million of Cash to Help Fund Danimer’s Growth Plans and Long-term Objectives -

BAINBRIDGE, GA – March 29, 2021 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, announced today its financial results for the fourth quarter and full year 2020 ended December 31, 2020.

“I am pleased with our numerous accomplishments during 2020,” commented Stephen E. Croskrey, Chief Executive Officer of Danimer. “We ended the year with an exceptionally strong customer base, a commercial-scale bioplastic technology platform that we believe is unrivaled, and the financial flexibility to move the business forward. Our team overcame logistical challenges related to the pandemic and achieved strong 2020 results. In addition, we were thrilled to become a public company through the completion of our merger with Live Oak in December 2020. This strategic combination provided us with significant financial resources to service our multinational blue chip customers and fuel our capacity expansion objectives. We believe the breadth of opportunities available to us is immense and we are committed to growing our business to build long-term shareholder value.

“As we look forward, our focus will be to further position Danimer for long-term sustainable growth,” added Mr. Croskrey. “We are experiencing intense demand for our Nodax™ PHA technology, which is translating into long-term commitments for our products. Our facility expansions and recently announced planned doubling of our greenfield capacity will further extend the reach of our biodegradable (and compostable) products and help our customers achieve their ESG commitments to reduce plastic waste. In order to capture this remarkable market opportunity, we are utilizing our resources to not only scale our production capacity but also to invest near-term in our operational infrastructure. I look forward to building on our high growth trajectory as we execute our strategy and continue our fight against one of the world’s biggest environmental problems – plastic waste and pollution.”

Full Year 2020 Highlights

●	Revenues increased 46% to $47.3 million compared to the prior year, driven by stronger demand and additional PHA production capacity at the Company’s Winchester, Kentucky facility brought online in 2020.

●	Gross profit increased to $11.5 million, compared to $11.1 million in the prior year. Adjusted gross profit[1] increased 19% to $16.6 million compared to the prior year, with stronger revenues offsetting initial inefficiencies and incremental expenses associated with nascent PHA production at the Kentucky facility. Adjusted gross profit excludes stock-based compensation, depreciation and amortization, as well as rent expense primarily associated with the Kentucky facility and production operations at the Company’s Bainbridge, Georgia location.

●	Net loss of $12.6 million included $4.3 million of transaction costs and professional fees associated with becoming a public company.

●	Adjusted EBITDA[1] of ($3.2) million, compared to ($1.6) million in the prior year, with the increase in adjusted gross profit offset by the higher operating expenses, primarily attributable to an increase in headcount and salaries to support R&D efforts.

●

Adjusted EBITDAR[1], which excludes rent expense primarily associated with the Company’s Kentucky Facility and Georgia production operations, was $0.4 million, compared to $1.5 million in the prior year.

●	At December 31, 2020, total debt outstanding of $56.6 million and cash of $377.6 million, including transaction net proceeds resulting from the merger between Danimer and Live Oak completed in December 2020.

(1)	An explanation of non-GAAP measures disclosed in this release and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the “Non-GAAP Financial Measures” section of the release.

Facility Network Expansion Updates

Market demand remains robust for Danimer’s signature polymer, Nodax™ PHA (polyhydroxyalkanoate), a 100% biodegradable, renewable, and sustainable plastic produced using canola oil as a primary feedstock. Expanding commitments from blue chip multinational consumer packaging customers support Danimer’s announced nameplate capacity additions to collectively produce and deliver up to an estimated 315 million pounds of finished PHA product per year.

●	The Winchester, Kentucky facility is currently producing and shipping PHA at a commercial scale. In 2020, Danimer completed Phase I of its two-phase facility expansion, adding 20 million pounds of nameplate production capacity for the manufacture of PHA-based finished product. The facility started production runs in March 2020. The production ramp was negatively impacted by the COVID pandemic as well as the Company’s decision to conserve cash given the uncertainty in the economy. We are continuing to increase production volume at this facility. Building on this initial success, Phase II of the expansion is in process to bring the plant to its anticipated full capacity of 65 million finished pounds annually. Based on the timing of the completion of the merger with Live Oak, the construction of the Phase II expansion began in December 2020 and is now expected to come online in the second quarter of 2022.

●	Today the Company announced that it plans to double the anticipated capacity of its previously disclosed greenfield facility from 125 million to 250 million finished pounds of PHA products annually. To be located in Bainbridge, Georgia, the new state-of-the-art facility is currently in the pre-construction engineering stage, and we expect to break ground in the first quarter of 2022. The greenfield capacity will come online in two phases, with an initial three fermenters expected to be operational in mid-2023 and the second set of three fermenters anticipated to come online in early 2024. Based on the current demand pipeline, the Company continues to forecast that capacity at the greenfield plant will be sold out.

Business Outlook

As blue chip multinational customers continue to introduce more sustainable alternatives to straws, consumable containers, and flexible packaging, among other products, Danimer has experienced intense demand and accelerating growth for its marine degradable PHA products, the highest standard of biodegradability, which offer a better beginning-of-life and end-of-life cycle solution than any of today’s traditional plastics. Increasing PHA production availability from the completed Phase I capacity expansion at the Kentucky facility is expected to support a significant ramp up in revenue for 2021. The Company expects Adjusted EBITDA and cash flow from operations to benefit in 2021 from operational efficiencies as the Kentucky facility increases utilization levels, with a partial offset from accelerated investments in headcount and technology to build out the public company infrastructure and operational platform needed to support the planned transformational expansion of the production facility network. For the full year 2021, the Company anticipates capital expenditures to be in the range of $100 million to $125 million, primarily to invest in the planned capacity expansions to meet the expected current and long-term demand from its growing customer base.

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, March 29, 2021, at 5:00 p.m. Eastern time to review fourth quarter and fiscal year 2020 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.danimerscientific.com in the Investor Relations section. The conference call will also be accessible by dialing 1-877-407-9208 (Domestic) and 1-201-493-6784 (International). A replay of the webcast will be available on the Company’s website.

About Danimer

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer now holds more than 150 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on Management’s expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. The Company cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on its products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to its products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, its information systems; the ability of its information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; its ability to properly maintain, protect, repair or upgrade its information technology systems or information security systems, or problems with its transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; its ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks . More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

apopiel@daltonagency.com

Phone: 310-787-4807

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
(in thousands, except share and par value amounts)	2020	2019

Assets
Current assets
Cash and cash equivalents	$377,581	$6,261
Accounts receivable, net	6,605	4,765
Inventory	13,642	7,038
Prepaid expenses and other current assets	3,089	417
Contract assets	1,466	758
Total current assets	402,383	19,239

Property, plant and equipment, net	106,795	72,352
Intellectual property, net	1,801	2,052
Right-of-use assets	19,387	20,055
Leverage loans receivable	13,408	27,742
Restricted cash	2,316	3,017
Other assets	111	116
Total assets	$546,201	$144,573

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,610	$8,120
Accrued liabilities	9,220	9,724
Unearned revenue and contract liabilities	2,455	4,580
Current portion of lease liability	3,000	2,583
Current portion of long-term debt	25,201	9,277
Total current liabilities	50,486	34,284
Long-term lease liability, net	24,175	17,434
Long-term debt, net	31,386	73,779
Other long-term liabilities	1,250	2,500
Total liabilities	107,297	127,997

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized: zero shares issued and outstanding	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized: 84,535,640 and 25,371,186 shares issued and outstanding at December 31, 2020 and 2019, respectively	8	3
Additional paid-in capital	501,399	66,503
Accumulated deficit	(62,503)	(49,930)
Total stockholders’ equity	438,904	16,576
Total liabilities and stockholders’ equity	$546,201	$144,573

Danimer Scientific, Inc.

Condensed Consolidated Statement of Operations (Unaudited)

	Three Month Period Ended December 31,		Years Ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019

Revenue
Products	$9,688	$7,462	$40,692	$26,862
Services	2,339	1,267	6,641	5,482
Total revenue	12,027	8,729	47,333	32,344
Costs and expenses:
Cost of revenue	10,818	5,799	35,876	21,237
Selling, general and administrative	10,165	4,223	19,343	16,027
Research and development	2,286	1,971	7,851	5,482
Gain on disposal of assets	-	-	(9)	(281)
Legal settlement	-	-	-	8,000
Total costs and expenses	23,269	11,993	63,061	50,465
Loss from operations	(11,242)	(3,264)	(15,728)	(18,121)

Nonoperating income (expense):
Interest expense	(996)	(648)	(2,427)	(3,475)
Gain on loan extinguishment	5,266	-	5,266	5,550
Interest income	85	81	347	340
Other income (expense), net	(66)	16	(31)	277
Loss before income taxes	(6,953)	(3,815)	(12,573)	(15,429)
Income tax expense	-	(52)	0	4,085
Net loss	$(6,953)	$(3,763)	$(12,573)	$(19,514)

Basic and diluted net loss per share (1)	$(0.26)	$(0.15)	$(0.43)	$(0.77)
Weighted average number of common shares used to compute basic and diluted net loss per common share (1)	26,615,949	24,456,265	29,570,658	25,335,298

(1) - Retroactively reflects reverse acquisition.

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(12,573)	$(19,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,609	3,507
Amortization of right-of-use assets and lease liability	514	562
Amortization of debt issuance costs and debt discounts	1,655	1,511
Stock-based compensation	3,645	5,271
Deferred income taxes	-	4,137
Gain on loan extinguishment	(5,266)	(5,550)
Gain on disposal of fixed assets	(9)	(281)
Interest incurred but not paid	809	-

Changes in operating assets and liabilities:
Accounts receivable	(1,600)	2,195
Inventories	(6,604)	(2,993)
Prepaid expenses and other current assets	(2,392)	(263)
Contract assets	(708)	(757)
Other assets	5	(73)
Accounts payable	993	3,635
Accrued and other long-term liabilities	5,250	7,360
Unearned revenue and contract liabilities	(2,125)	(420)
Net cash used in operating activities	(13,797)	(1,673)

Cash flows from investing activities
Purchases of property, plant, and equipment	(38,268)	(36,560)
Investment in leverage loans receivable related to NMTC financing	-	(13,408)
Proceeds from sales of property, plant and equipment	9	875
Net cash used in investing activities	(38,259)	(49,093)

Cash flows from financing activities
Proceeds from merger and PIPE offering	403,702	-
Transaction costs related to merger and PIPE offering	(21,556)	-
Proceeds from long-term debt	4,547	48,251
Proceeds from NMTC financing	-	21,000
Principal payments on long-term debt	(1,941)	(15,222)
Proceeds from issuance of common stock, net of issuance costs	32,518	8,752
Proceeds from exercise of stock options	5,540	-
Repurchase and retirement of common stock	-	(4,602)
Cash paid for debt issuance costs	(135)	(4,681)
Net cash provided by financing activities	422,675	53,498
Net increase in cash and cash equivalents and restricted cash	370,619	2,732

Cash and cash equivalents and restricted cash
Beginning of year	9,278	6,546
End of year	$379,897	$9,278

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDAR” and “Adjusted Gross Profit”. Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss prior to interest income, interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges that Danimer may record each period such as stock-compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted EBITDAR is defined as Adjusted EBITDA plus rent expense.

Adjusted Gross Profit is defined as Gross Profit plus depreciation, stock-based compensation and rent expense.

Danimer believes that each of Adjusted EBITDA, Adjusted EBITDAR and Adjusted Gross Profit is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offers additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted EBITDAR and Adjusted Gross Profit should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted EBITDAR and Adjusted Gross Profit may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted EBITDAR and Adjusted Gross Profit differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted EBITDAR and Adjusted Gross Profit exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDAR and Adjusted Gross Profit and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDAR and Adjusted EBITDA to Net Loss (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019

Net Loss	$(6,952)	$(3,763)	$(12,572)	$(19,514)
Interest expense, net	910	566	2,080	3,135
Tax expense	-	(51)	-	4,085
Depreciation and amortization	1,820	877	4,609	3,507
Stock-based compensation	3,122	157	3,645	5,271
Other income	(5,200)	(16)	(5,235)	(5,827)
Legal settlement	-	-	-	8,000
Gain on sale of assets	-	-	(9)	(281)
Transaction related costs	4,017	-	4,265	-
Adjusted EBITDA	$(2,283)	$(2,230)	$(3,218)	$(1,624)
Rent	981	787	3,620	3,135
Adjusted EBITDAR	$(1,302)	$(1,443)	$402	$1,511

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019

Total revenue	$12,027	$8,729	$47,333	$32,344
Cost of revenue	10,818	5,799	35,876	21,237
Gross Profit	1,209	2,930	11,457	11,107
Depreciation	1,567	504	3,646	2,433
Stock-based compensation	36	23	126	76
Rent	666	89	1,402	358
Adjusted Gross Profit	$3,478	$3,546	$16,631	$13,974